Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Care Capital Properties, Inc.:

We consent to the use of our report dated April 23, 2015 with respect to the balance sheet of Care Capital Properties, Inc. as of April 2, 2015 (date of capitalization), and of our report dated April 23, 2015 with respect to the combined consolidated balance sheets of Care Capital Properties, Inc.’s Predecessors as of December 31, 2014 and 2013, and the related combined consolidated statements of income, equity and cash flows for each of the years in the three-year period ended December 31, 2014, and the financial statement Schedule III included herein and to the reference to our firm under the heading “Experts” in the prospectus.  Our report dated April 23, 2015 refers to the combined consolidated financial statements of Care Capital Properties, Inc.’s Predecessors representing a combination of entities under common control of Ventas, Inc. which have been “carved out” of Ventas, Inc.’s consolidated financial statements and reflect significant assumptions and allocations of certain operating expenses from Ventas, Inc. and these costs may not be reflective of the actual costs which would have been incurred had the predecessors, operated as an independent, stand-alone entity separate from Ventas, Inc.

We consent to the use of our report dated April 23, 2015 with respect to the combined statement of revenue and certain expenses of the American Realty Capital Healthcare Trust Post-Acute Portfolio for the year ended December 31, 2014 included herein and to the reference to our firm under the heading “Experts” in the prospectus.  Our report dated April 23, 2015 refers to the presentation of the combined statement of revenue and certain expenses for the purpose of complying with the rules and regulations of the SEC and that the combined statement is not intended to be a complete presentation of the American Realty Capital Healthcare Trust Post-Acute Portfolio’s revenue and expenses.

We consent to the use of our report dated April 23, 2015 with respect to the combined statement of revenue of the Acquired Skilled Nursing Portfolio for the year ended December 31, 2014 included herein and to the reference of our firm under the heading “Experts” in the prospectus.  Our report dated April 23, 2015 refers to the presentation of the combined statement of revenue for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and that the combined statement is not intended to be a complete presentation of the Acquired Skilled Nursing Portfolio’s revenue.

/s/ KPMG LLP

Chicago, Illinois
January 29, 2016